Ex. A

Exhibit A

Bill of Sale and Assignment and Assumption

This Bill of Sale and Assignment and Assumption is entered into as of March 11, 2021 by Medihemp, LLC, a Colorado limited liability company and its wholly owned subsidiary, SLAM Enterprises, LLC, a Colorado limited liability company Medical Cannabis Caregivers, Inc., a Colorado corporation, (altogether “Seller”) and Hollister & Blacksmith, Inc., a Colorado corporation, doing business as American Cannabis Company, a wholly owned subsidiary of American Cannabis Company, Inc., a Delaware corporation a (“Buyer”). This Bill of Sale is made pursuant to the Asset Purchase Agreement (the “Agreement”) dated March 11, 2021, by and between Seller and Buyer, to transfer the Assets, as fully defined herein. Any capitalized term used but not defined in this Bill of Sale have the meaning, if any, set forth in the Agreement.

1.                  Conveyance and Assignment. For good and valuable consideration in the form and amount paid under Section 2.3 of the Agreement, the receipt and adequacy of which Seller hereby acknowledges, Seller hereby sells, assigns, transfers, conveys, grants, bargains and delivers to Buyer, all of its right, title and interest in and to the Purchased Assets (“Goods”) as defined in 1.1 of the Agreement.

2.                  Disclaimer of Warranties. SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT TO THE GOODS EXCEPT FOR THE WARRANTIES SET FORTH IN THE AGREEMENT.

3.                  Further Assurances. Seller for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time on Buyer’s written request, Seller will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required by Buyer in order to assign, transfer, set over, convey, assure and confirm unto and vest in Buyer, its successors and assigns, title to the assets sold, conveyed and transferred by this Bill of Sale.

4.                  Governing Law. This Bill of Sale is governed by, and construed in accordance with, the laws of the State of Colorado, United States of America, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Colorado. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Colorado located in Denver and the United States District Court for Denver Colorado for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Bill of Sale or the Agreement and the Transactions.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum

5.                  Incorporation of Agreement. This Bill of Sale incorporates by reference all of the terms of the Agreement, including but not limited to Seller’s representations, warranties, covenants and agreements relating to the Goods, as if each term was fully set forth herein. In the event of conflict between the terms of the Agreement and the terms of this Bill of Sale, the terms of the Agreement govern and control.

6.                  Counterparts. This Bill of Sale may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.

IN WITNESS WHEREOF, Seller has duly executed and delivered this Bill of Sale as of the date first written above.

SELLER:

MEDIHEMP, LLC

SLAM ENTERPRISES, LLC

MEDICAL CANNABIS CAREGIVERS, INC.

By:_______________________________
Name: Scott Saunders

Title: Director

BUYER:

HOLLISTER & BLACKSMITH, INC., dba AMERICAN CANNABIS COMPANY, a WHOLLY OWNED SUBSIDIARY OF AMERICAN CANNABIS COMPANY, INC.

By:_______________________________
Name: Terry Buffalo
Title: Principal Executive Officer